SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

INDUSTRIAL DISTRIBUTION GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

INDUSTRIAL DISTRIBUTION GROUP, INC.

April 14, 2003

To Our Stockholders:

      On behalf of the Board of Directors and management of Industrial Distribution Group, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Wednesday, May 14, 2003, at 3:00 p.m., Eastern Time, at 950 E. Paces Ferry Road, Suite 1575, Atlanta, Georgia.

      At the Annual Meeting, stockholders will be asked to elect three directors of the Company, the nominees for which are currently directors of the Company. Information about the nominees and certain other matters is contained in the accompanying Proxy Statement. A copy of the Company’s 2002 Annual Report to Stockholders, which contains financial statements and other important information about the Company’s business, is also enclosed.

      It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking the enclosed proxy card. Please complete, sign, date and return the proxy card in the enclosed envelope, whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

      I hope you are able to attend and look forward to seeing you.

Sincerely,

Andrew B. Shearer
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2003
PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS (Item Number 1 on the Proxy Card)
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION AWARDS
CERTAIN TRANSACTIONS
REPORT OF COMPENSATION COMMITTEE
REPORT OF AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
INDEPENDENT AUDITORS
STOCKHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS

INDUSTRIAL DISTRIBUTION GROUP, INC.

950 EAST PACES FERRY ROAD
SUITE 1575
ATLANTA, GEORGIA 30326

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2003

To the Stockholders of
Industrial Distribution Group, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders of Industrial Distribution Group, Inc. will be held at 3:00 p.m., Eastern Time, Wednesday, May 14, 2003, at 950 E. Paces Ferry Road, Suite 1575, Atlanta, Georgia for the following purposes:

1. To elect three directors to the Board of Directors to serve until their term has expired and until their successors, if there are to be any, are elected and qualified.

2. To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

      Only stockholders of record on March 31, 2003, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement.

BY ORDER OF THE BOARD OF DIRECTORS,

Jack P. Healey
Secretary

April 14, 2003

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

INDUSTRIAL DISTRIBUTION GROUP, INC.

PROXY STATEMENT
Dated April 14, 2003
For the Annual Meeting of Stockholders
To be Held May 14, 2003

      This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Industrial Distribution Group, Inc. (“IDG” or the “Company”) for use at IDG’s 2003 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Wednesday, May 14, 2003, including any postponement, adjournment, or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about April 14, 2003.

      Only stockholders of record at the close of business on March 31, 2003 (the “Record Date”), are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 8,882,853 shares of common stock, $.01 par value per share (“Common Stock”), of IDG outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on any matter submitted for vote by the stockholders. The vote required for approval of each matter submitted to the stockholders is described with the discussion of that matter in this Proxy Statement.

      Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

      Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the three nominees for directors specified herein, and, in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

      A copy of the Company’s 2002 Annual Report to Stockholders (including substantive excerpts from the Company’s Annual Report on Form 10-K) is being furnished herewith to each stockholder of record as of the close of business on the Record Date. Additional copies of the 2002 Annual Report to Stockholders will be provided free of charge upon written request to:

Industrial Distribution Group, Inc.

950 East Paces Ferry Road
Suite 1575
Atlanta, Georgia 30326
Attn.: Investor Relations Department

      If the person requesting the Annual Report was not a stockholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 will also be furnished on request and upon payment of the Company’s expenses in furnishing the exhibits.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

      The following table sets forth the information concerning the beneficial ownership of Common Stock, which is the only class of voting stock of the Company, at February 15, 2003, by (1) each person known to the Company to beneficially own more than 5% of the Common Stock, (2) each director, nominee for director, and designated highly compensated executive officer, and (3) all directors and executive officers of the Company as a group. Unless otherwise indicated below, the persons named below had sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

	Shares Beneficially
Name of Beneficial Owner	Owned	Percent(1)

Edmundson International, Inc.(2)
Consolidated Electrical Distributors, Inc.(2)
Portshire Corp.(2)
Lincolnshire Associates Ltd.(2)	1,232,700	13.9%
Employees’ Retirement Plan of
Consolidated Electrical Distributors,
Inc.(2)
Dimensional Fund Advisors, Inc.(3)	620,150	7.0%
Gabelli Funds, LLC(4)
GAMCO Investors, Inc.(4)	450,000	5.1%
Andrew B. Shearer(5)	615,112	6.9%
Thomas W. Aldridge, Jr.(6)	35,290	*
Martin C. Burkland(7)	197,196	2.2%
Mark W. Fuller(8)	92,230	1.0%
Jack P. Healey(9)	60,499	*
John R. Kramer(10)	10,000	*
Charles A. Lingenfelter(11)	98,869	1.1%
David K. Barth(12)	54,400	*
William J. Burkland(13)	293,176	3.3%
William R. Fenoglio(14)	24,334	*
William T. Parr(15)	20,534	*
George L. Sachs, Jr.(16)	100,568	1.1%
Richard M. Seigel(17)	77,334	*
All Directors and Executive Officers as a Group (13 persons)(18)	1,679,542	18.3%

*	Denotes less than 1%.

(1)	The percentages shown are based on 8,882,853 shares of Common Stock outstanding on February 15, 2003 plus, as to each person and group listed, the number of shares of Common Stock deemed owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assuming the exercise of options held by such holder that are exercisable within 60 days of February 15, 2003.
(2)	The address of Edmundson International, Inc. (“Edmundson”) and Consolidated Electrical Distributors, Inc. (“CED”) is 31356 Via Colinas, Westlake Village, California 91362. The address of Portshire Corp. (“Portshire”) and Lincolnshire Associates, Ltd. (“Lincolnshire”) is 2550 Midway Road, Suite 220, Carrollton, Texas 75006. The address of Employees’ Retirement Plan of Consolidated Electrical Distributors, Inc. (the “Retirement Plan”) is 700 S. Flower Street (c/o BNY Western Trust Co.), Los Angeles, California 90071. The listed owners are affiliated with each other and therefore the aggregate number of shares listed above could be voted together. Specifically, CED is the sponsor of the Retirement Plan and is the sole shareholder of Edmundson; Edmundson is the sole shareholder of Portshire; and Portshire is the general partner of Lincolnshire. The listed owners have filed a Schedule 13D with the Securities and Exchange Commission (the “Commission”) as members of a group.

(3)	The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The listed owner has filed a Schedule 13G with the Commission and claims voting and investment power with respect to all 620,150 shares.

(4)	The address of Gabelli Funds, LLC and GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580. The listed owners are affiliated with each other and therefore the aggregate number of shares listed above could be voted together. Specifically, both entities are wholly owned subsidiaries of Gabelli Asset Management, Inc. The listed owners have filed a Schedule 13D with the Commission but do not admit that they constitute a group.

(5)	Includes 20,000 shares that are restricted. Includes 62,279 shares subject to exercisable options. The address for Mr. Shearer is 950 E. Paces Ferry Rd, Ste 1575, Atlanta, GA 30326.

(6)	Includes 10,000 shares that are restricted. Includes 18,334 shares subject to exercisable options.

(7)	Includes 10,000 shares that are restricted. Includes 3,878 shares subject to exercisable options, and 200 shares held by Mr. Burkland as custodian for his two minor children.

(8)	Includes 10,000 shares that are restricted. Includes 3,334 shares subject to exercisable options.

(9)	Includes 10,000 shares that are restricted. Includes 15,645 shares subject to exercisable options.

(10)	Includes 10,000 shares that are restricted.

(11)	Includes 10,000 shares that are restricted. Includes 17,057 shares subject to exercisable options.

(12)	Includes 18,334 shares subject to exercisable options. Does not include an aggregate of 9,000 shares owned by Mr. Barth’s adult children, with respect to which Mr. Barth disclaims beneficial ownership.

(13)	Includes an aggregate of 300 shares held by Mr. Burkland as custodian for his three minor children and 26,334 shares subject to exercisable options. Does not include an aggregate of 28,966 shares owned by Mr. Burkland’s wife, with respect to which Mr. Burkland disclaims beneficial ownership. Includes an aggregate of 121,432 shares owned by the Charles T. Burkland Trust and Mary Joan Burkland Trust, each of which Mr. Burkland is a trustee, with respect to which Mr. Burkland disclaims beneficial ownership.

(14)	Includes 18,334 shares subject to exercisable options.

(15)	Includes 18,334 shares subject to exercisable options. Does not include an aggregate of 1,200 shares owned by Mr. Parr’s wife, with respect to which Mr. Parr disclaims beneficial ownership.

(16)	Includes 28,334 shares subject to exercisable options.

(17)	Includes 43,334 shares subject to exercisable options.

(18)	Includes an aggregate of 273,531 shares subject to exercisable options that are held by the persons in the group.

ELECTION OF DIRECTORS

(Item Number 1 on the Proxy Card)

      The Bylaws of IDG provide that the Board of Directors shall consist of not less than three nor more than fifteen directors, with the exact number being set from time to time by the Board. The Board presently consists of seven directors, each of whom serves until the expiration of his term and until his successor, if there is to be one, is elected and qualified.

      The Board of Directors is divided into three classes as equal in number as possible. The terms of service of each class is staggered so that each director serves a three-year term. Three directors are to be elected at the 2003 Annual Meeting of Stockholders to serve in Class II, which will have a term expiring in 2006. Each of the nominees is listed below and is presently serving as a director of the Company.

      Directors are elected by a plurality of the votes cast by the holder of shares of Common Stock entitled to vote for the election of directors at a meeting at which quorum is present. A quorum will be present for the Annual Meeting when the holders of a majority of the shares outstanding on the Record Date are present in person or by proxy. An abstention and a broker non-vote are included in determining whether a quorum is present, but will not affect the outcome of the vote for the election of directors. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee has indicated that he will serve if elected, but if the situation should arise that either nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors. Information with respect to each nominee, including biographical information for at least the last five years, is set forth below.

Nominees for Election Whose Terms Will Expire in 2006 (Class II)

Vice President

William J. Burkland	Industrial Distribution Group, Inc.

      Mr. Burkland, age 41, has served since 1994 as a Vice President of the Company serving in the Northwest geographic region, formerly B&J Industrial Supply Company (“B&J”), one of the companies that founded the Company in 1997. Prior to becoming Vice President of B&J, Mr. Burkland held various positions with B&J from the time he joined in 1986.

Chief Executive Officer (Retired)

William R. Fenoglio	Augat, Inc.

      Mr. Fenoglio, age 63, served as the President and Chief Executive Officer of Augat, Inc., a manufacturer of connector products, from 1994 to 1996. Prior to that time, Mr. Fenoglio served as President and Chief Executive Officer (1991 to 1994) and Chief Operating Officer (1985 to 1991) of Barnes Group, Inc., a diversified manufacturer and distributor which owns Bowman Distribution Company. From 1961 to 1984, Mr. Fenoglio was employed by General Electric Corporation and served as the Vice President and General Manager of the Component Motor Division from 1981 to 1984. Mr. Fenoglio is currently a director of Standex International, Inc., and he has served as Chairman of the Board of Connecticut Business & Industry Association. Mr. Fenoglio is Chairman of the Audit Committee and serves as a member of the Compensation, Executive, and Nominating and Corporate Governance Committees of the Board of Directors.

Vice Chairman

William T. Parr	J. Smith Lanier & Co.

      Mr. Parr, age 66, has served as Vice Chairman and a director of J. Smith Lanier & Co., an insurance placement company, since 1980. Mr. Parr previously served as a director of ITC DeltaCom, Inc. and of ITC Holding Company, Inc. and several of its subsidiaries. Mr. Parr is a member of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees of the Board of Directors.

Continuing Directors

      Information with respect to each continuing director, including biographical information for at least the last five years, is set forth below:

Directors Whose Terms Will Expire in 2004 (Class III)

Chairman of the Board

Richard M. Seigel	IDG

      Mr. Seigel, age 57, became Chairman of the Board in March 1999, and served as President and Acting Chief Executive Officer of the Company from March 1999 to November 1999. Mr. Seigel is the retired former Chairman and Chief Executive Officer of SYSCO Food Services of Los Angeles, a subsidiary of SYSCO Corporation, with which he had held the position of Senior Vice President Foodservice operations. Prior to that, Mr. Seigel was President of Continental Foodservice Company, a national distributor of foodservice products. Mr. Seigel is the Chairman of the Executive and Nominating and Corporate Governance Committees and serves as a member of the Audit and Compensation Committees of the Board of Directors.

President and Chief Executive Officer

Andrew B. Shearer	Industrial Distribution Group, Inc.

      Mr. Shearer, age 39, became President and Chief Executive Officer of the Company in August 2001. Mr. Shearer had served since 1991 as the President of the IDG York business unit, formerly Shearer Industrial Supply Co. (“Shearer”), one of the companies that founded the Company in 1997. Mr. Shearer is a member of the Executive Committee of the Board of Directors.

Directors Whose Terms Will Expire in 2005 (Class I)

President (Retired)

George L. Sachs, Jr.	IDG St. Louis

      Mr. Sachs, age 61, is retired from the Company. Mr. Sachs served from 1978 through 2001, when he retired, as the President of the IDG St. Louis business unit, formerly Tri-Star Industrial Supply, Inc. (“Tri-Star”), one of the companies that founded the Company in 1997. He served as Tri-Star’s Vice President-Finance from 1978 to 1985. Prior to joining Tri-Star, Mr. Sachs served as an Audit Manager for Arthur Andersen & Co. from 1968 to 1978.

President (Retired)

David K. Barth	Barth Smith Company

      Mr. Barth, age 59, is retired and a member of the faculty of the Lake Forest Graduate School of Business. He is the past President of Barth Smith Company, an investment and management consulting firm, which he founded in 1991 and which assisted the Company with its formation in 1997. Prior to that time, he served as Vice President, Planning and Development, from 1985 to 1990, and Treasurer, from 1979 to 1984, of W.W. Grainger, Inc., a national distributor of maintenance, repair, and operating supplies and related information to commercial, industrial, contractor, and institutional customers. Mr. Barth is the Chairman of the Compensation Committee and serves as a member of the Audit, Executive, and Nominating and Corporate Governance Committees of the Board of Directors.

Meetings and Committees of the Board

      The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company’s 2002 fiscal year, the Board held six meetings. The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company’s affairs.

      Each of the directors attended all of the Board meetings and meetings of committees on which he served, during fiscal year 2002.

      Executive Committee. The Executive Committee, pursuant to authority delegated by the Board, from time to time considers certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Barth, Fenoglio, Parr, Shearer, and Seigel, currently comprise the members of the Executive Committee. The Executive Committee did not meet during fiscal 2002.

      Audit Committee. The Audit Committee recommends the appointment of independent public accountants, reviews the scope of audits proposed by the independent public accountants, reviews audit reports on various aspects of corporate operations, and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures. Messrs. Fenoglio, Parr, and Seigel comprised the members of the Audit Committee in 2002. The Audit Committee held five meetings during fiscal 2002. On February 26, 2003, Mr. Barth was appointed a member of the audit committee.

      Compensation Committee. The Compensation Committee is responsible for the review and approval of compensation of senior management, the review of management recommendations relating to incentive compensation plans, and the administration of the Company’s stock option and stock purchase plans. Messrs. Barth, Fenoglio, Parr, and Seigel comprise the members of the Compensation Committee. The Compensation Committee held five meetings during fiscal 2002. Messrs. Fenoglio and Seigel comprise the members of a subcommittee of the Compensation Committee to act with respect to certain matters of compensation to the Company’s most highly compensated executive officers in order to comply with requirements of Section 162(m) of the Internal Revenue Code.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was established on February 26, 2003 to assist the Board in identifying qualified individuals to become members of the Board, maintain oversight over the compensation and effectiveness of the Board and its standing committees, consult with management and the Board on senior executive continuity and organizational matters, and develop and recommend to the Board a set of corporate guidelines. Messrs. Barth, Fenoglio, Parr, and Seigel comprise the members of this committee.

Directors’ Compensation

      The Company pays its outside directors an annual fee of $20,000, payable quarterly, and an additional $15,000 annually to its non-executive Chairman of the Board. The Company also pays each director $1,000 for each meeting attended in person, reimburses all directors for their travel and other expenses incurred in connection with attending Board or Committee meetings, and also reimburses its outside directors for actual expenses otherwise incurred in performing their duties. Beginning July 2001, and continuing through September 2002, due to economic conditions and their effect on the Company, the outside directors voluntarily reduced their fees. Specifically, the directors accepted fees at the rate of $2,500 per quarter with an additional $3,750 per quarter being paid to the Chairman of the Board. In addition, the fee for attending meetings in person was eliminated from July 2001 through July 2002. The Company also pays certain health insurance costs for Messrs. Barth, Fenoglio, Parr, Sachs and Seigel; such costs were $82,332 in total for 2002.

CORPORATE GOVERNANCE MATTERS

Code of Ethics

      The Company has adopted a code of ethics that applies to its directors, Chief Executive Officer, Chief Financial Officer, all divisional presidents, including those divisional presidents who are Named Executive Officers, all divisional controllers, and other senior executives of the Company as the Company’s management deems appropriate. A copy of the code of ethics has been filed with the Securities and Exchange Commission as Exhibit 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Section 16(a) Beneficial Ownership Compliance Reporting

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that all of the filings required to be made during fiscal year 2002 by executive officers and directors, other than a Form 3 filing by John R. Kramer, were timely made. In November 2002, Mr. Kramer was appointed as an executive officer of the Company, but a timely Form 3 was not filed. At the time of his appointment as an executive officer of the Company, Mr. Kramer did not own any Common Stock of the Company.

EXECUTIVE COMPENSATION

      The following table sets forth the total compensation paid or accrued by the Company for services rendered during the fiscal year ended December 31, 2002, to the Company’s Chief Executive Officer during 2002 and each of the Company’s four other most highly compensated executive officers during fiscal 2002 (the “Named Executive Officers”).

Summary Compensation Table

								Long Term Compensation

								Awards
	Annual Compensation
								Restricted	Securities
	Fiscal					Other Annual		Stock	Underlying	All Other
Name and Principal Position(s)	Year	Salary		Bonus		Compensation		Award(s)(1)	Options/SARs(#)	Compensation(2)

Andrew B. Shearer	2002	$233,333		$145,833	(4)	$59,258	(5)	$62,400	—	$2,323
President and Chief	2001	$175,000		$36,000		—		—	111,833 (6)	$1,567
Executive Officer(3)
Jack P. Healey	2002	$208,333	(7)	$86,000		—		$31,200	30,000	$15,935
Senior Vice President,	2001	$209,167	(7)	—		—		—	16,933 (8)	$3,765
Chief Financial Officer	2000	$205,000		—		—		—	—	$4,587
and Secretary
Thomas W. Aldridge, Jr.	2002	$208,333	(7)	$86,000		—		$31,200	30,000	$9,549
Senior Vice President	2001	$209,167	(7)	—		—		—	10,000	$7,085
	2000	$207,000		—		—		—	—	$1,658
Mark W. Fuller	2002	$161,142	(10)	$47,625		—		$31,200	30,000	$3,162
President
(Northeast region) (9)
Charles A. Lingenfelter	2002	$186,667	(12)	$313,500		$43,470	(13)	$31,200	30,000	$2,250
President
(Southern region) (11)

(1)	As of December 31, 2002, Mr. Shearer held an aggregate of 20,000 shares of Common stock that are restricted with a value of $61,600 and Messrs. Healey, Aldridge, Lingenfelter, and Fuller each held an aggregate of 10,000 shares of the Common Stock that are restricted with a value of $30,800. All shares are subject to forfeiture if the individual ceases to be employed by the Company. The forfeiture provisions lapse on all shares on the third anniversary date of the date of grant. Although no dividends are expected to be declared on the Common Stock, if the Company does declare and pay any dividends on its Common Stock in the future, such dividends will be paid on the Common Stock to the executives referred to above.
(2)	Amounts represent disability and health insurance premium payments.
(3)	Mr. Shearer became the President and Chief Executive Officer of the Company in August 2001. Prior to that time, Mr. Shearer served as President of the Company’s York business unit.
(4)	Mr. Shearer’s annual bonus earned for the year ended December 31, 2002 was $125,000. In addition, he received a bonus of $20,833 related to his relocation.
(5)	Mr. Shearer received expenses in 2002 related to his relocation.
(6)	In September 2000, Mr. Shearer surrendered options to purchase 5,500 shares of the Company’s common stock.
(7)	Messrs. Healey and Aldridge each earn a base salary of $215,000; however, from June 1, 2001 to August 31, 2002, Messrs. Healey and Aldridge voluntarily reduced their salaries to $205,000 due to economic conditions and their effect on the Company.
(8)	In September 2000, Mr. Healey surrendered options to purchase 20,800 shares of the Company’s common stock.
(9)	Mr. Fuller became the President of the Northeast region in January 2002. Prior to that time, Mr. Fuller served as President of the Company’s New England business unit.

(10)	Mr. Fuller earns a base salary of $175,000; however, from June 1, 2001 to August 31, 2002, Mr. Fuller voluntarily reduced his salary to $157,500 due to economic conditions and their effect on the Company.

(11)	Mr. Lingenfelter became the President of the Southern region in January 2002. Prior to that time, Mr. Lingenfelter served as President of the Company’s Charlotte business unit.
(12)	Mr. Lingenfelter earns a base salary of $200,000; however, from June 1, 2001 to August 31, 2002, Mr. Lingenfelter voluntarily reduced his salary to $180,000 due to economic conditions and their effect on the Company.
(13)	Mr. Lingenfelter received expenses in 2002 related to his relocation.

      The following table sets forth the number and potential realizable value of stock options granted in 2002.

Option Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed
	No. of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted to			Option Terms(2)
	Option/SARs	Employees in	Exercise or	Expiration
	Granted(1)	Fiscal Year	Base Price	Date	5%	10%

Andrew B. Shearer	—	—	—	—	—	—
Jack P. Healey	30,000	9.5%	$3.12	5/15/12	$58,865	$149,174
Thomas W. Aldridge, Jr.	30,000	9.5%	3.12	5/15/12	58,865	149,174
Mark W. Fuller	30,000	9.5%	3.12	5/15/12	58,865	149,174
Charles A. Lingenfelter	30,000	9.5%	3.12	5/15/12	58,865	149,174

(1)	All options vest beginning one year from the date of grant in 33 1/3% increments on the anniversary of the date of grant.
(2)	Based on assumed rates of stock price appreciations, as required by the Commission.

      The following table sets forth the fiscal year-end value of unexercised options held by the Named Executive Officers at the end of fiscal 2002.

Fiscal Year-End Option Values

	No. of Securities Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options
	Fiscal Year End		At Fiscal Year End(1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew B. Shearer	53,945	82,888	$69,050	$106,097
Jack P. Healey	15,645	41,288	20,026	52,849
Thomas W. Aldridge, Jr.	18,334	36,666	23,468	46,932
Mark W. Fuller	17,057	40,110	21,833	51,341
Charles A. Lingenfelter	3,334	36,666	4,268	46,392

(1)	As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is calculated based on the closing sale price of the Company’s Common Stock on the New York Stock Exchange (“NYSE”) as of the last business day of its fiscal year, December 31, 2002, which was $3.08 per share.

EQUITY COMPENSATION AWARDS

      The following table gives information about equity compensation awards under the Company’s Stock Incentive Plan, Employee Stock Purchase Plan, and Management Incentive Program as of December 31, 2002.

	(a)	(b)	(c)

			Number of securities
		Weighted-average	remaining available for
	Number of securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants,	[excluding securities
Plan Category	warrants, and rights	and rights	reflected in column (a)]

Equity compensation plans approved by stockholders	1,163,959	$4.28	4,979,820 (1)
Equity compensation plans not approved by stockholders	180,000	$4.15	746,800
Total	1,343,959	$4.26	5,726,620

(1)	Includes 180,052 shares available for grant under the Stock Incentive Plan, 265,461 shares available for grant under the Employee Stock Purchase Plan, and 206,354 shares available for grant under the Management Incentive Program, in each case as of December 31, 2002.

Non-Shareholder Approved Equity Arrangements

      In 2002, the Company entered into individual Restricted Stock Agreements with its Chief Executive Officer and President, Senior Vice President and Chief Financial Officer, and Division Presidents. Under these agreements, the Company granted the Chief Executive Officer 20,000 shares and to each remaining named executive 10,000 shares of the Company’s Common Stock that are restricted and subject to forfeiture if the individual ceases to be employed by the Company prior to the third anniversary of the date of grant. The forfeiture provisions lapse on the third anniversary of the date of the grant if the trading price of the Common Stock has exceeded the trading price on the date of the grant for 20 consecutive days. In addition, the forfeiture provisions will lapse upon a change in control (as defined in the restricted stock agreements).

      A former executive holds an option to purchase 100,000 shares of Common Stock that was issued in December 1999 but is not subject to the provisions of the stock incentive plan.

CERTAIN TRANSACTIONS

Related Party Matters

      The Company has entered into certain real property leases as lessee with respect to which stockholders of the Company, or their affiliates, are the lessors. The Company believes that the monthly rent and other terms of each of these leases are not less favorable to the Company than could be obtained from unaffiliated parties for comparable properties in the respective geographic areas. The Company leases two properties with respect to which Andrew B. Shearer is the lessor. The properties are located in York and Whitehall, Pennsylvania and annual rents under the terms of leases were $319,215 and $94,800, respectively. The Company believes that the annual rent and other terms of these leases are not less favorable to the Company than could be obtained from unaffiliated parties for comparable properties in the York and Whitehall, Pennsylvania areas.

      The company also leases property in Reading, Pennsylvania from a trust of which Andrew B. Shearer and his father, mother, sisters, and deceased brother’s estate are the beneficiaries and properties in St. Louis and Springfield, Missouri from a company in which George L. Sachs, Jr. has a 15% ownership interest. Although the Company is not required to disclose these transactions, they are disclosed because they involve an executive officer and a director of the Company. Specifically, these transactions individually involve payments that benefit the involved officers and directors in amounts less than $60,000 in any fiscal year. Messrs. Shearer and Sachs are directors of the Company, and Mr. Shearer is also the President and Chief Executive Officer and a principal stockholder of the Company.

Policy Respecting Related Party Transactions

      On July 10, 1997, the Board of Directors adopted a policy that any transactions between the Company and any of its officers, directors, or principal stockholders or affiliates must be on terms no less favorable than those that could be obtained from unaffiliated parties in comparable situations and must be approved by a majority of the disinterested members of the Board of Directors. The Audit Committee of the Board of Directors is responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate.

Compensation Committee Interlocks And Insider Participation

      Messrs. Barth, Fenoglio, Parr, and Seigel served as members of the Company’s Compensation Committee throughout the 2002 fiscal year. Mr. Seigel is the Chairman of the Board of the Company. None of the other members of the Committee is an officer or former officer of the Company.

      None of the executive officers of the Company served as either (1) a member of the Compensation Committee or (2) a director of any entity of which any member of the Compensation Committee is an executive officer. In addition, none of the executive officers of the Company served as a member of the compensation committee of any entity of which any member of the Board of Directors is an executive officer.

REPORT OF COMPENSATION COMMITTEE

      This report sets forth the factors currently being used in the Company’s compensation programs for its executive officers and describes the basis on which fiscal 2002 compensation determinations were made with respect to the executive officers of the Company, including the Chief Executive Officer and the other Named Executive Officers of the Company.

General Compensation Philosophy

      The Compensation Committee (the “Committee”) seeks to develop programs and policies for the compensation of the Company’s executive officers that will link the compensation of executive officers to the performance of the Company and its business units. The Committee intends that such a link will align the financial interests of the Company’s executive officers with those of its stockholders.

      The Committee has identified several objectives for the Company’s compensation programs and policies, and it has determined that, to achieve these objectives, the Company will use a combination of base salary, short-term and long-term incentive plans, and performance bonus criteria in order to tie executive compensation to increases in the Company’s earnings and return on stockholders’ equity. While specific amounts and parameters are established after further review and analysis, the Company’s compensation programs will consist of the following basic components:

•	Reasonably competitive base salaries, in light of the Company’s stage of development and position within its industry;

•	The issuance of stock options and restricted shares of stock;

•	Significant annual incentive bonus opportunities under the Company’s Management Incentive Program; and

•	Customary benefits.

      The Committee’s formulation of the Company’s compensation programs and policies for Executive Officers is monitored and reviewed on an ongoing basis in order for the Committee to determine the appropriateness of the compensation paid to each of the Executive Officers of the Company from time to time in light of its compensation philosophy and developments in the Company’s industry and in general. While promoting initiative and providing incentives for superior performance by executives on behalf of the Company for the benefit of its stockholders, the Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that will enhance stockholder value over the long-term as well as the short-term.

Base Salaries

      The Company has established the current base salaries of its executive officers without reference to specific Company performance criteria. The base salaries for the executive officers, including the Chief Executive Officer, during 2002 were established in negotiations with the approval of the Committee. Such base salaries were intended to be competitive when compared to amounts paid to executive officers of similar businesses in structure, size, and market orientation. The Committee reviews salaries of the Company’s executive officers on an annual basis. Beginning on June 1, 2001 and continuing through March and September 2002, depending on the executive officer, all of the Company’s executive officers voluntarily reduced their base salaries due to economic conditions and their effect on the Company.

Stock Incentive Plan

      Under the Stock Incentive Plan, the Company is permitted to issue stock options that are qualified as incentive stock options under the Internal Revenue Code (the “IRC”), options that are not so qualified, direct awards of shares of stock, stock appreciation rights, and other forms of awards that use (or are based on) shares of Common Stock. To date, the Company has issued both incentive stock options and non-qualified stock options under the Stock Incentive Plan.

      During fiscal 2002, the Company granted options to purchase an aggregate of 315,000 shares of Company Common Stock to 50 employees, six of which were executive officers at the time of the respective grants, pursuant to its Stock Incentive Plan.

      Stock options are awarded to executive officers and other persons both to recognize outstanding contributions that they have made to the Company’s financial performance and to encourage and provide incentives to continue to make such contributions. While the Company has the flexibility to grant below-market options, its policy has been to grant options at fair market value, with vesting over a period of several years, in order to better align the personal interests of optionees with those of the stockholders of the Company.

Annual Incentive Compensation

      The Company provides annual incentive compensation to executive officers of the Company through its Management Incentive Program. The Management Incentive Program is designed to offer compensation opportunities that are tied directly to Company performance. The Management Incentive Program, at least as it relates to designated executive officers of the Company, is administered by a subcommittee of the Committee that will include only those members who qualify as “outside” directors under Section 162(m) of the IRC. Pursuant to the Management Incentive Program, the subcommittee establishes the specific criteria and performance measures each year that are applicable to the Company’s designated executive officers for the purpose of earning incentive compensation or bonuses for such year under the Management Incentive Program. Incentive compensation for executive officers is currently based upon attaining certain earnings per share targets approved by the Board of Directors.

Benefits

      Executives are also eligible to participate in the Company’s regular employee benefit programs, including a 401(k) retirement savings plan, group medical and dental coverage, group life insurance, group long-term disability insurance, and other group benefit plans. Substantially all decisions with respect to such benefits are made on a group basis, and no individual decisions were made with respect to the executive officers during fiscal 2002.

Compensation of CEO

      Mr. Shearer became the Company’s President and Chief Executive Officer on August 15, 2001. Mr. Shearer’s annual base salary is $250,000. From August 15, 2001 to August 31, 2002, Mr. Shearer reduced his salary to $225,000 due to economic conditions and their effect on the company. Mr. Shearer is eligible for an annual bonus determined by the Board of Directors. In connection with his appointment as President and Chief Executive Officer, Mr. Shearer also received options to purchase 100,000 shares of Common Stock that vest in equal increments of 33 1/3% on each of the first three anniversaries of the date of grant. In 2002, Mr. Shearer received 20,000 shares of restricted stock, subject to forfeiture if his employment ceases prior to May 2005. The Committee believes that the compensation terms of Mr. Shearer’s employment are consistent with the fundamental elements that comprise the Company’s executive compensation philosophy. The Committee believes that the base salary to Mr. Shearer is competitive with the Company’s industry, and the opportunities for value from the stock options are tied to increases in the price levels of the Company’s Common Stock and thus to enhanced value to the Company’s stockholders. Mr. Shearer is also eligible to participate in employee benefit plans as generally made available to senior management of the Company, including the Stock Incentive Plan and the Management Incentive Program.

      This report is respectfully submitted by the Compensation Committee of the Board of Directors.

David K. Barth, Chairman — William R. Fenoglio — William T. Parr — Richard M. Seigel

REPORT OF AUDIT COMMITTEE

      The Audit Committee is comprised of three independent members according to current listing standards of the New York Stock Exchange (“NYSE”). Under current NYSE standards, Richard M. Seigel was classified as independent as of November 2002. Mr. Seigel was not considered independent under the NYSE’s current standards until November 2002, because he served as Acting President and Chief Executive Officer from March 8, 1999 until November 30, 1999, during which time, the Company conducted a search for a permanent President and Chief Executive Officer. Even though Mr. Seigel was not considered independent by the current standards of the NYSE until November 2002, the Board of Directors determined to use the limited exemption in accordance with Section 303.02(D) of the current NYSE listing standards to appoint him to the Audit Committee. The Board made this determination based upon Mr. Seigel’s knowledge of distribution processes and issues specific to the integration of highly acquisitive companies. The Audit Committee acts under a written charter adopted and approved by the Board of Directors in August 2000 and amended in February 2003.

      The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as independent auditors. In addition, the Audit Committee is responsible for recommending to the Board of Directors that the financial statements be included in the Annual Report to stockholders.

      In keeping with its responsibilities, the Audit Committee met and reviewed each quarterly report that the Company filed and discussed each report with Ernst & Young LLP, the Company’s independent auditors. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management, and has discussed with Ernst & Young LLP, the independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Ernst & Young LLP its independence from the Company.

      Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

      This report is respectfully submitted by the Audit Committee of the Board of Directors.

William R. Fenoglio, Chairman

William T. Parr
Richard M. Seigel

STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return of the Company’s Common Stock against the cumulative total return of the Russell 2000 Index and the Media General SIC Code 508—machinery, equipment and supplies—Index for the period commencing on December 31, 1997 and ending on December 31, 2002.

	1997	1998	1999	2000	2001	2002

Industrial Distribution Group	100.00	48.61	20.72	11.16	9.56	19.63
SIC Code Index	100.00	63.21	54.13	64.30	52.88	54.51
Russell 2000 Index	100.00	97.20	116.24	111.22	112.36	88.11

INDEPENDENT AUDITORS

      The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company’s independent auditors. The Board has appointed Ernst & Young LLP to serve as such independent auditors for the current fiscal year. Such appointment is not subject to ratification or other vote by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Changes in Certifying Accountant

      Effective July 23, 2001, the Audit Committee of the Board of Directors engaged the accounting firm of Ernst & Young LLP as independent auditors for the year ending December 31, 2001. Arthur Andersen LLP was dismissed effective July 23, 2001. The change was recommended by management and approved by the Audit Committee of the Board of Directors.

      During the two most recent fiscal years and subsequent interim period preceding the change in auditors, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

      The report of Arthur Andersen LLP on the Company’s financial statements for the two years ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

      The Company did not consult with Ernst & Young LLP during the two years ended December 31, 2000 or subsequent interim period prior to July 23, 2001 on either the application of accounting principles or type of opinion Ernst & Young LLP might issue on the financial statements.

Audit Fees

      Ernst & Young LLP billed the Company aggregate fees of $309,185 for professional services rendered for the audit of financial statements for fiscal year 2002 and the reviews of financial statements included in Forms 10-Q filed during fiscal year 2002.

All Other Fees

      Ernst & Young LLP billed the Company aggregate fees of $336,334 for all other services, which consisted entirely of tax services, rendered to it during fiscal year 2002.

STOCKHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING

      Any stockholder who wishes to present a proposal appropriate for consideration at the Company’s 2004 Annual Meeting of Stockholders must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement no later than November 30, 2003 for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting.

OTHER MATTERS

      All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

      The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

      Stockholders are urged to fill in, date, and sign the accompanying form of proxy and return it to the Company as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS,

Jack P. Healey
Secretary

COMMON STOCK
OF INDUSTRIAL DISTRIBUTION GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS FOR THE MAY 14, 2003
ANNUAL MEETING OF STOCKHOLDERS.

     The undersigned hereby appoints Andrew B. Shearer and Jack P. Healey, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of INDUSTRIAL DISTRIBUTION GROUP, INC. (the “Company”) to be held on May 14, 2003, and any adjournment or postponement thereof.

1.	Election of directors to serve in Class II (Term Expiring 2006)

William J. Burkland, William R. Fenoglio and William T. Parr

☐	FOR all nominees for director listed above (except as marked to the contrary).

☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

☐	WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

2.	In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign this Proxy exactly as name appears on the Proxy.

Note: When signing as attorney, trustee, administrator, or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.
Date: , 2003